UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 26, 2026
Date of Report (Date of earliest event reported)

lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 732-6124

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.005 per share	LULU	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 26, 2026, lululemon athletica inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) by and between the Company and Dennis J. “Chip” Wilson, Anamered Investments Inc., LIPO Investments (USA), Inc., Wilson 5 Foundation, Wilson 5 Foundation Management Ltd., Five Boys Investments ULC, Shannon Wilson, Low Tide Properties Ltd. and House of Wilson Ltd. (collectively with their affiliates, “Wilson”).

Pursuant to the Cooperation Agreement, the Board of Directors of the Company (the “Board”) will (i) appoint Laura Gentile and Marc Maurer to the Board as independent directors, effective immediately following the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”); (ii) increase the size of the Board in connection therewith; and (iii) take all necessary steps to appoint an additional new independent director with apparel product and brand expertise to the Board by October 1, 2026, subject to the approval of Mr. Wilson, not to be unreasonably withheld, conditioned or delayed. Each of Ms. Gentile and Mr. Maurer has signed a conditional letter of resignation, which would become effective upon the earlier of (a) the termination of certain Company obligations to Wilson and (b) the termination of the Cooperation Agreement. In addition, one additional incumbent director will not stand for reelection at the Company’s 2027 annual meeting of stockholders (the “2027 Annual Meeting”).

Pursuant to the Cooperation Agreement, the Company will recommend that stockholders vote in favor of Mr. Wilson’s proposal to declassify the Board at the 2026 Annual Meeting and, if such proposal is approved by stockholders, the Company will submit for stockholder approval at the 2027 Annual Meeting a proposal to amend the Company’s Restated Certificate of Incorporation to fully declassify the structure of the Board and provide for the annual election of directors, effective as of the Company’s 2028 annual meeting of stockholders (the “2028 Annual Meeting”).

The Cooperation Agreement also contains voting commitments, standstill, non-disparagement and other customary provisions.

The Cooperation Agreement will terminate on the date that is thirty (30) calendar days prior to the deadline under the Company’s bylaws for the submission of stockholder nominations of director candidates for election to the Board at the 2028 Annual Meeting, unless earlier terminated in accordance with its terms.

The foregoing description of the Cooperation Agreement is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 27, 2026, the Company issued a press release in connection with the Cooperation Agreement as reported under Item 1.01 above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Cooperation Agreement dated May 26, 2026.
99.1	Press release issued on May 27, 2026.
104	Cover Page Interactive Data File (formatted in iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: May 27, 2026	/s/ MEGHAN FRANK
Meghan Frank
Interim Co-Chief Executive Officer and Chief Financial Officer

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